CONSULTANT AGREEMENT

This Consultant Agreement (the "Agreement") is made and entered into effective as of the 1st day of September, 2002 (the "Effective Date"), between SILVERADO GOLD MINES LTD., a British Columbia company (the "Company"), 655121 B.C. Ltd., a British Columbia company (the “Consultant”) and RACHEL LANGFORD, of 180 North Delta Avenue, Burnaby, BC V5B 1E6 (“Langford”).

WHEREAS:

A.                        The Company is engaged in the business of the exploration and development of mineral resource properties and the development of an industrial fuel alternative to oil.

B.                          Langford is an employee of the Consultant.

C.                          The Company desires to retain the Consultant as a consultant to provide the administrative services of Langford on the terms and subject to the conditions of this Agreement.

D.                         The Consultant has agreed to provide the services of Langford to the Company on the terms and subject to the conditions of this Agreement and Langford has agreed to provide her services to the Company as an employee of the Consultant.

E.                           Langford is the sole shareholder, officer and director of the Consultant.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.                           DEFINITIONS

1.1                      The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

(a)	“Consultant Fee” shall mean the consultant fee payable to the Consultant pursuant to Section 5.2.

(b)	“Consultant Shares” shall mean the shares of the Company’s common stock issuable to Langford pursuant to Section 5.2;

(c)	“Term” shall mean the term of this Agreement beginning on the Effective Date and ending on the close of business on the effective date of the termination of this Agreement.

2.                           ENGAGEMENT AS A CONSULTANT

2.1                      The Company hereby engages the Consultant as a consultant to provide the services of Langford in accordance with the terms and conditions of this Agreement. The Consultant hereby accepts such engagement and Langford agrees to provide her services to the Company, as an employee of the Consultant, in order to enable the Consultant to provide the consultant services accordance with the terms and conditions of this Agreement.

3.                           TERM OF THIS AGREEMENT

3.1                      The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue until the close of business on the date which is twelve (12) months from the Effective Date of this Agreement, unless this Agreement is earlier terminated in accordance with the terms of this Agreement.

4.                          CONSULTANT SERVICES

4.1                      The Consultant and Langford agree to perform the following services and undertake the following responsibilities and duties to the Company to be provided by the Consultant and Langford to the Company as consulting services (the "Consulting Services"):

(a)	Managing the corporate office in British Columbia, including the following responsibilities:

	•	supervising regulatory filings.

	•	streamlining and building office systems.

	•	employee training.

	•	general administrative organisation and supervision, including human resources matters.

(b)	reporting to the President of Company;

(c)
performing such other duties and observing such instructions as may be reasonably assigned from time to time by the President of the Company, provided such duties are within the scope of the Company’s business and services to be provided by the Consultant and Langford.

4.2                      Langford shall devote her full time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services, provided, however, Langford may engage in reasonable investment and other personal activities that do not interfere with her or the Consultant's obligations hereunder.

4.3                      In providing the Consulting Services, the Consultant and Langford will:

(a)	comply with all applicable federal, state, local and foreign statutes, laws and regulations;

(b)	not make any misrepresentation or omit to state any material fact that will result in a misrepresentation regarding the business of the Company; and

(c)	not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

4.4                      The Consultant and Langford will at all times be independent contractors and neither the Consultant nor Langford will be deemed to be an employee of the Company.

4.5                      The Consulting Services provided under this Agreement shall not include:

(a)	services in connection with the offer or sale of securities in a capital-raising transaction;

(b)
services that directly or indirectly promote or maintain a market for the securities of the Company including without limitation the dissemination of information that reasonably may be expected to sustain or raise or otherwise influence the price of the securities;

(c)	services providing investor relations or shareholder communications;

(d)	consultation in connection with financing that involves any issuance of the Company’s securities, whether equity or debt.

5.                          CONSULTANT FEE

5.1                      The Company will pay to the Consultant a signing bonus of $120,000 CDN, payable as follows:

(a)	$80,000 CDN upon execution of this Agreement; and
(b)	$40,000 CDN on January 1, 2003.

5.2                      During the term of this Agreement and in consideration for the provision of the Consulting Services by the Consultant and Langford, the Company will:

(a)	pay to the Consultant a consultant fee of $10,000 CDN per month; and
(b)
issue to Langford 75,000 common shares of the Company on November 23, 2002, 75,000 common shares of the Company on February 23, 2003, 75,000 common shares of the Company on May 23, 2003 and 75,000 common shares of the Company on August 23, 2003, for an aggregate maximum of 300,000 shares if the Consulting Services are provided for the full term of this Agreement.

The Consultant Shares will be issued to Langford pursuant to exemptions from the registration requirements of the Securities Act of 1933 (the “Act”) or pursuant to an effective registration statement. If issued pursuant to an exemption from registration, all certificates representing the Consultant Shares will be endorsed with a legend confirming that the securities have not been registered and may only be resold pursuant to an effective registration statement under the Act or pursuant to a further exemption from registration, in the form required by the Company’s legal counsel.

6.                           REIMBURSEMENT OF EXPENSES

6.1                      The Company will reimburse the Consultant and Langford for the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant and Langford in provision of the Consulting Services, provided the Consultant and Langford have obtained the prior written approval of the Company.

7.                           TERMINATION

7.1                      The Company may terminate this Agreement at any time upon the occurrence of any of the following events of default (each an “Event of Default”):

(a)	the Consultant’s or Langford’s commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(b)	the neglect or breach by the Consultant or Langford of their respective material obligations or agreements under this Agreement; or

(c)	the Consultant’s or Langford’s refusal to follow lawful directives of the President of the Company,

provided that notice of the Event of Default has been delivered to the Consultant and Langford and provided the Consultant and Langford failed to remedy the default within seven days of the date of delivery of notice of the Event of Default, if the default is of such a nature that it is capable of remedy. Delivery of notice to Langford will be deemed to be notice to the Consultant.

7.2                      The Company may at its option terminate this Agreement in the absence of an Event of Default by delivering thirty (30) days notice of termination to the Consultant and to Langford.

7.3                      The Consultant may terminate this Agreement at any time, provided that sixty days prior written notice of termination has been delivered to the Company.

7.4                       On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

7.5                      Upon termination, the Consultant and Langford will not be entitled to receive any additional amount or Consultant Shares other than the Consultant Fee payable to the date of termination and those Consultant Shares issuable in respect of services provided up to the date of termination.

8.                           PROPRIETARY INFORMATION

8.1                      The Consultant and Langford will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant and Langford shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, business plans and details of its business relationships with banks, lenders and other parties not otherwise publicly available. This agreement will survive termination of this Agreement for any reason.

9.                           RELIEF

9.1                      The Consultant and Langford hereby expressly acknowledge that any breach or threatened breach by the Consultant or Langford of any of the terms set forth in Section 8 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

10.                    PARTIES BENEFITED; ASSIGNMENTS

10.1                This Agreement shall be binding upon, and inure to the benefit of, each of the Consultant and Langford and their respective successors, heirs and personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant or Langford.

11.                   GOVERNING LAW

11.1                This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and each party hereto adjourns to the jurisdiction of the courts of the Province of British Columbia.

12.                    REPRESENTATIONS AND WARRANTIES

12.1                The Consultant and Langford represent and warrant to the Company that (a) neither the Consultant nor Langford is under any contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of their duties hereunder or other rights of Company hereunder, and (b) Langford is under no physical or mental disability that would hinder the performance of her duties under this Agreement.

13.                    MISCELLANEOUS

13.1                This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

13.2                This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

13.3                No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto. Any modifications or amendments to this Agreement will not render this contract void.

13.4                A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

13.5                This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

13.6                The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

13.7                This Agreement replaces and supercedes all other consultant and employment agreements between the Company and the Consultant and Langford and any amendments hereto.

13.8                The Consultant and Langford acknowledge and agree that Cane O’Neill Taylor, LLC has acted solely as legal counsel for the Company and that the Consultant and Langford have been recommended to obtain independent legal advice prior to execution of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

SILVERADO GOLD MINES LTD.
by its authorized signatory:

/s/ Garry L. Anselmo

Signature of Authorized Signatory

GARRY L. ANSELMO

Name of Authorized Signatory

PRESIDENT

Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY RACHEL LANGFORD
in the presence of:

/s/ Latsamy Phimsartha	/s/ Rachel Langford

Signature of Witness	RACHEL LANGFORD
3227 E. 45th Ave.

Address of Witness
Vancouver, BC V5R 3M4

655121 B.C. LTD.
by its authorized signatory:

/s/ Rachel Langford

Signature of Authorized Signatory

RACHEL LANGFORD

Name of Authorized Signatory

PRESIDENT

Position of Authorized Signatory